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                                                                     EXHIBIT 5.1

               OPINION OF ROBINS, KAPLAN, MILLER & CIRESI, L.L.P.

                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LaSalle Plaza
                               800 LaSalle Avenue
                           Minneapolis, MN 55402-2015





                               September 22, 1998


Brauns Fashions Corporation
2400 Xenium Lane North
Plymouth, MN 55441

           Re:       REGISTRATION STATEMENT ON FORM S-8
                     1992 DIRECTOR STOCK OPTION AGREEMENTS
                     REGISTRATION OF 70,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         We have acted as legal counsel for Brauns Fashions Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933,S as amended, of 70,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), to be issued by the Company pursuant to (a) those certain Stock Option Agreements dated July 17, 1997 to each of Marc C. Ostrow, James J. Fuld, Jr., Larry C. Barenbaum and Donald D. Beeler and (b) those certain Stock Option Agreements dated June 24, 1996 to Larry C. Barenbaum and Donald D. Beeler, in the manner set forth in the Registration Statement and the Prospectus.

         In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:


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Brauns Fashions Corporation.
September 22, 1998


1. The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                     Sincerely,

                                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.